EXHIBIT 12.1

                                              CALI REALTY CORPORATION
                              Computation of Ratios of Earnings to Fixed Charges
                                              (Dollar amounts in thousands)

                                                                                        Cali Realty Corporation
                                                                     ---------------------------------------------------------------
                                                                     For the Three            For the Year        For the Period
                                                                      Months Ended               Ended            August 31, 1994 to
                                                                     March 31, 1996         December 31 1995      December 31, 1994
                                                                     --------------         ----------------       -----------------
Income (Loss) before gain on sale of property, minority
   interest and extraordinary item (A)..................................  $ 6,128                $17,146              $ 4,990

Add:
   Interest expense ....................................................    2,569                  8,661                1,768

   Amortization of debt issuance costs .................................      261                  1,456                  574

Interest portion (33 percent) of ground rents
   on land leases ......................................................       --                     --                   --
                                                                          -------                -------              -------
Income before gain on sale of property, minority
   interest and extraordinary item, as adjusted (B) ....................  $ 8,958                $27,263              $ 7,332
                                                                          =======                =======              =======

Fixed Charges:
Interest expense .......................................................    2,569                  8,661                1,768

Amortization of debt issuance costs ....................................      261                  1,456                  574

Interest portion (33 percent) of ground rents
   on land leases ......................................................       --                     --                   --

Capitalized interest costs .............................................       82                    27                    --
                                                                          -------                -------              -------

Total fixed charges ....................................................  $ 2,912               $10,144               $ 2,342
                                                                          =======               =======               =======

Ratio of earnings to fixed charges .....................................     3.08                  2.69                  3.13
                                                                          =======               =======               =======

- ---------------
(A) Represents pre-tax income (loss) before gain on sale of property, minority interest and extraordinary item.
(B) Represents earnings before fixed charges.

                                                                    EXHIBIT 12.1
                                                                     (continued)

                                              CALI REALTY CORPORATION
                              Computation of Ratios of Earnings to Fixed Charges
                                              (Dollar amounts in thousands)


                                                                                             Cali Group Combined
                                                                       ------------------------------------------------------------
                                                                       For the Period               Year Ended December 31,
                                                                       January 1, 1994     ----------------------------------------
                                                                       August 30, 1994       1993            1992            1991
                                                                       ---------------     --------        --------        --------
Income (Loss) before gain on sale of property, minority
   interest and extraordinary item (A) ................................    $   (110)       $ (1,064)       $ (2,172)       $   (814)

Add:
   Interest expense ................................................         13,608          21,707          21,896          21,659

   Amortization of debt issuance costs .............................            221             243             230             226

Interest portion (33 percent) of ground rents
   on land leases ..................................................            194             326             385             347
                                                                           --------        --------        --------        --------
Income before gain on sale of property, minority
   interest and extraordinary item, as adjusted (B) ................       $ 13,913        $ 21,212        $ 20,339        $ 21,418
                                                                           ========        ========        ========        ========

Fixed Charges:
   Interest expense ................................................         13,608          21,707          21,896          21,659

   Amortization of debt issuance costs .............................            221             243             230             226

Interest portion (33 percent) of ground rents
   on land leases ..................................................            194             326             385             347

Capitalized interest costs .........................................            --              --              --              311
                                                                           --------        --------        --------        --------

Total fixed charges ................................................       $ 14,023        $ 22,276        $ 22,511        $ 22,543
                                                                           ========        ========        ========        ========

Ratio of earnings to fixed charges .................................            (C)             (C)             (C)             (C)

Deficiency of earnings to fixed charges(D) .........................       $   (110)       $ (1,064)       $ (2,172)       $ (1,125)
                                                                           ========        ========        ========        ========

- ---------------
(A) Represents pre-tax income (loss) before gain on sale of property, minority interest and extraordinary item.
(B) Represents earnings before fixed charges.
(C) The ratio of earnings to fixed charges was less than 1.00 reflecting the fact that earnings for the period were not adequate to cover fixed charges.
(D) Represents the amounts by which earnings for the period were not adequate to cover fixed charges.